UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 286 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on October 9, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Minerva Neurosciences, Inc. (the “Company”) adopted a retention program for certain of its key employees, pursuant to which the Company would provide certain cash and equity incentives designed to retain such employees, including its executive officers (the “Retention Program”).

Under the Retention Program, and in addition to other incentives, each participant other than the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) are eligible to receive a guaranteed cash retention bonus equal to 50% of such participant’s target bonus for 2021 (which target bonus will be no less than such participant’s target bonus for 2020) to be paid on July 31, 2021, subject to continued employment through such date, and provided that any such payment will be credited against any bonus that may otherwise be due to such participant in the future, including any bonus that may be due pursuant to severance benefits.

On April 13, 2021, the Committee amended the Retention Program by adding the following terms and conditions (the “Supplemented Retention Program”):

(i)    the CEO’s target bonus for 2021 and subsequent years will be increased from 50% to 55%;

(ii)    each participant will be eligible to receive a guaranteed cash retention bonus for the year ended December 31, 2021 equal to 50% (or 100% in the case of the CEO and the CFO, who will not have received a bonus payment on July 31, 2021 as other participants will have) of such participant’s then-current target annual bonus for 2021, subject to continued employment through the earlier of (a) January 2, 2022 and (b) the date the Company generally pays bonuses for 2021; and

(iii)    the Company retains the right, in its sole discretion, to grant bonuses on an individual-by-individual basis that exceed their target bonus amounts at the sole discretion of the Board, based on a variety of factors including, but not limited to, achievement of set objectives or as otherwise directed by the Board.

The Company intends to enter into individual letter agreements with each concerned employee, including its executive officers, in order to memorialize the individual terms of each such employee’s retention benefits under the Supplemental Retention Program.

The foregoing summary of the material terms of the Supplemental Retention Program benefits payable to the Company’s executive officers does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of each executive officer’s letter agreement. The Company intends to file copies of such agreements with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2021

MINERVA NEUROSCIENCES, INC.

By:	/s/ Geoffrey Race
Name:	Geoffrey Race
Title:	Executive Vice President, Chief Financial Officer and Chief Business Officer